Exhibit 99.1

Press

Release

Contact:                Lisa M. Vorakoun, Vice President – Controller

lvorakoun@alpinereit.com

Phone:                  (386) 944-5641

Facsimile:             (386) 274-1223

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST, INC. REPORTS OPERATING RESULTS FOR THE QUARTER ENDED JUNE 30, 2020

DAYTONA BEACH, Fla. – July 22, 2020 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) today announced its operating results and earnings for the three and six months ended June 30, 2020.

Selected Highlights

●	Reported Net Income per diluted share attributable to PINE of $0.03, for the three months ended June 30, 2020.
●	Reported FFO per diluted share of $0.29, for the three months ended June 30, 2020.
●	Reported AFFO per diluted share of $0.16, for the three months ended June 30, 2020.
●	Collected 94% of the Contractual Base Rent (as defined below) due in July 2020.
●	Reintroducing its guidance for the full year ending December 31, 2020.
●	Acquired two single-tenant income properties for a total investment of approximately $28.6 million, reflecting a weighted average going-in investment cap rate of approximately 6.7%. At the acquisition date, the properties had a weighted average remaining lease term of approximately 7.9 years. For the six months ended June 30, 2020, the Company has invested approximately $75.4 million in eleven (11) single-tenant income properties.
●	Repurchased approximately 398,000 shares of the Company’s common stock for approximately $4.4 million during the three months ended June 30, 2020, at a weighted average purchase price of $11.10 per share, completing the $5 million buyback program approved in March 2020.
●	Paid a cash dividend for the second quarter of 2020 of $0.20 per share on June 30, 2020 to stockholders of record as of June 15, 2020.

Operating Results Highlights

	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2020
Total Revenues	$4,590,400	$8,761,711
Net Income Attributable to PINE	$240,238	$252,907
Net Income Attributable to PINE per diluted share	$0.03	$0.03
FFO	$2,565,187	$4,603,149
FFO per diluted share	$0.29	$0.51
AFFO	$1,368,162	$3,175,706
AFFO per diluted share	$0.16	$0.35
Dividend per share	$0.20	$0.40

COVID-19 Collections Update

The Company is actively working with its tenants that have been impacted by the COVID-19 Pandemic (as defined below). As of July 22, 2020, the Company collected approximately 81% of the Contractual Base Rent due during the three months ended June 30, 2020, and has reached agreements, with certain of its tenants, representing approximately 17% of Contractual Base Rent, due during such period, who are seeking rent relief. As of July 22, 2020, the Company has collected approximately 94% of the Contractual Base Rent due in July 2020. The Company has provided greater detail on COVID-19 disclosures later in this press release.

CEO Comments

Mr. John P. Albright, President and Chief Executive Officer of the Company, stated, “After navigating through the initial COVID-19 business shut-downs and disruptions, we are pleased that we have addressed substantially all of our tenant relationships, which has resulted in an 94% collection rate for July. The negotiations with our tenants resulted in a variety of outcomes, including rent deferment, and rent abatement with lease extensions. Having completed these negotiations, we are back on the acquisition hunt. During the quarter, we acquired two single tenant properties with high quality tenants, including Walmart, for approximately $29 million.” Mr. Albright further stated, “As the operating environment becomes somewhat more visible, we are reintroducing our guidance for 2020 and look forward to growing Alpine’s net lease portfolio with quality tenants in strong markets.” Mr. Albright also noted, “As previously announced by CTO, we have begun our CFO search and have already had discussions with potential candidates. We wish Mark great success in his new endeavor.”

Income Property Portfolio

●	Second Quarter Acquisitions:
o	A property leased to Hobby Lobby in Arden, North Carolina, with 11.2 years remaining on the initial lease term, at the acquisition date, for approximately $8.0 million.
o	A property leased to Walmart in Howell, Michigan, with 6.6 years remaining on the initial lease term, at the acquisition date, for approximately $20.6 million.

The weighted-average going-in investment cap rate on these investments equaled approximately 6.7%, slightly above the low-point of the Company’s reintroduced guidance for the full year ending December 31, 2020, which is discussed later in this press release.

The Company’s income property portfolio consisted of the following as of July 21, 2020:

Total Number of Properties	31
Total Square Feet	≈1,354,000
Weighted Average Remaining Lease Term	8.5 Years
Total States Where Properties Located	14
% of Annualized Base Rent – Retail Tenants	≈70%
% of Annualized Base Rent – Office Tenants	≈30%
% of Portfolio w/Rent Escalations	≈52%
% of Portfolio w/Credit Rated Tenants (1)	≈81%

(1)	Tenant, or tenant parent, credit rated.

Debt

In April 2020, the Company executed a five-year interest rate swap agreement whereby, effective as of April 30, 2020, LIBOR was fixed at 0.48% plus the applicable spread, for approximately $50 million of the outstanding balance on the Company’s revolving credit facility (the “Credit Facility”).

The following table provides a summary of the Company’s long-term debt as of June 30, 2020:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Credit Facility (w/ swap)	$50.0 million	1.35% - 1.95% + 0.48bps	November 2023
Credit Facility	20.0 million	1.35% - 1.95% + LIBOR	November 2023
Total Debt/Weighted-Average Rate	$70.0 million	1.74%

Share Buyback Program

During the six months ended June 30, 2020, the Company repurchased approximately 456,000 shares of its common stock for approximately $5 million, representing a weighted average purchase price of $11.02 per share.

Operating Results

The table below provides a summary of the Company’s operating results for the three months ended June 30, 2020:

Three Months Ended June 30, 2020
Total Revenues	$4,590,400
Net Income	$279,693
Net Income Attributable to PINE	$240,238
Net Income Per Share (diluted) Attributable to PINE	$0.03

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2020:

Six Months Ended June 30, 2020
Total Revenues	$8,761,711
Net Income	$294,325
Net Income Attributable to PINE	$252,907
Net Income Per Share (diluted) Attributable to PINE	$0.03

The operating results for the three and six months ended June 30, 2020 were impacted by the following:

●	Higher than expected direct costs of revenues of approximately $107,000, of which approximately $83,000 and $24,000 were incurred during the first and second quarter of 2020, respectively, which were the result of expensing costs associated with the Company’s due diligence on approximately $75 million of potential income property acquisitions which were terminated at the outset of the COVID-19 Pandemic.
●	General and administrative expenses were impacted by the recognition of approximately $288,000 of costs associated with audit services related to the 2019 annual audit, which expense was incurred during the first quarter of 2020. The fees associated with the 2019 annual audit are recognized as the services are incurred, which typically occurs ratably throughout the year.
●	Interest expense of approximately $592,000 was incurred, of which approximately $249,000 and $343,000 was incurred during the first and second quarter of 2020, respectively, on the $70 million outstanding on the Company’s Credit Facility.

2020 Guidance

The Company is reintroducing its guidance for the full year ending December 31, 2020. The following summary provides the Company’s guidance for the full year ending December 31, 2020:

	Actual YTD Q2 2020	Guidance for FY 2020
Net Income Attributable to PINE per diluted share	$0.03	$0.00 - $0.10
Acquisition of Income-Producing Assets	$75.4mm	$105mm
Target Investment Yields (Initial Yield – Unlevered) (1)	6.93%	6.50% - 7.50%
Funds From Operations per diluted share	$0.51	$1.15 - $1.25
Adjusted Funds From Operations per diluted share	$0.35	$0.95 - $1.05
Repurchase of PINE Common Stock	$5mm	$5mm

(1)	Targeted range reflects the range of anticipated cap rates on a weighted average basis, as such individual income property acquisitions may be completed at an initial investment yield above or below this range.

The Company notes that actual results could vary materially from its guidance due to a variety of factors outside the Company’s control. The Company’s guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission.

COVID-19 Pandemic and Rent Collection Update

In March 2020, the agency of the United Nations responsible for international public health declared the outbreak of the novel coronavirus as a pandemic (the “COVID-19 Pandemic”), which has spread throughout the United States. The spread of the COVID-19 Pandemic has continued to cause significant volatility in the U.S. and international markets and, in many industries, business activity has virtually shut down entirely. There continues to be uncertainty around the duration and severity of business disruptions related to the COVID-19 Pandemic, as well as its impact on the U.S. economy and international economies.

Q2 2020 Rent Status: As of July 22, 2020, the Company had received second quarter payments from tenants representing approximately 81% of the Contractual Base Rent, defined as monthly base rent due pursuant to the original terms of the respective lease agreements without giving effect to any deferrals or abatements subsequently entered into, due during the three months ended June 30, 2020. With respect to unpaid Contractual Base Rent due during the three months ended June 30, 2020, approximately 8% was deferred and approximately 9% was abated. In general, the repayment of the deferred Contractual Base Rent will begin in the third quarter of 2020, with ratable payments continuing, in some cases, through the end of 2021. Certain of the deferral agreements, representing approximately 1% of the 8% deferred, are pending full execution of the lease amendment; however, both parties have indicated, in writing, their agreement to the repayment terms and in some instances, the tenant has already made the payments contemplated in the agreed-to lease amendment. In connection with the three leases in which rent was abated, other lease modifications, including extended lease terms and imposition of percentage rent, were agreed to by the Company and the tenants. The Company has not yet reached an agreement with a tenant responsible for approximately 2% of Contractual Base Rent due during the three months ended June 30, 2020. Additional detail regarding the second quarter rent payments can be found in the table on page 6.

July 2020 Rent Status: As of July 22, 2020, the Company had received July 2020 payments from tenants representing approximately 94% of the Contractual Base Rent due for the month of July 2020. With respect to unpaid Contractual Base Rent due for the month of July 2020, approximately 4% was deferred and approximately 2% was abated pursuant to executed agreements between the Company and the tenants.

An assessment of the current or identifiable potential financial and operational impacts on the Company as a result of the COVID-19 Pandemic are as follows:

●	When the pandemic was declared, given the uncertainties created by the COVID-19 Pandemic and the impact on the capital markets, the U.S. economy, and PINE’s tenants, the Company temporarily suspended its activities directed at identifying additional acquisition opportunities. In connection with that decision, on April 3, 2020, the Company withdrew its previously provided guidance for the full year of 2020, including its targeted level of acquisitions totaling up to $120 million. Towards the end of the second quarter of 2020, as the Company reached agreements with tenants for rent deferrals and abatements, the Company completed the acquisition of two properties for an aggregate purchase price of approximately $28.6 million and has reintroduced its guidance for the full year of 2020, including investments totaling $105 million.
●	Currently, the Company’s total borrowing capacity, based on the assets in the borrowing base, exceeds the $100 million commitment on the Credit Facility and therefore, we have $30 million of availability given the current outstanding balance of $70 million.
●	As a result of the outbreak of the COVID-19 Pandemic, the federal government and the State of Florida issued orders encouraging everyone to remain at their residence and not go into work. In response to these orders and in the best interest of our Manager’s employees and our directors, our Manager implemented significant preventative measures to ensure the health and safety of its employees and our Board of Directors, including: conducting all meetings of our Board and Committees of the Board telephonically or via a visual conferencing service, permitting its employees to work from home at their election, enforcing appropriate social distancing practices in our Manager’s office, encouraging its employees to wash their hands often and use face masks and providing hand sanitizer and other disinfectant products throughout their office, requiring its employees who do not feel well, in any capacity, to stay at home, and requiring all third-party delivery services (e.g. mail, food delivery, etc.) to complete their service outside the front door of its offices. Our Manager also offered COVID-19 testing to its employees in our Manager’s office to ensure a safe working environment.

ALPINE INCOME PROPERTY TRUST, INC.

INCOME PROPERTY PORTFOLIO

As of June 30, 2020

SUMMARY OF IMPACT OF COVID-19 BY INDUSTRY ON

CONTRACTUAL BASE RENT DUE

FOR THE THREE MONTHS ENDED JUNE 30, 2020 (“Q2 2020 CBR”)

Industry	Q2 2020 CBR ($ in thousands)	% of Q2 2020 CBR	Q2 Rent Received as % of Q2 2020 CBR
Financial Services (Office)	$784	20%	20%
General Merchandise	730	19%	10%
Hospitality (Office)	570	15%	15%
Entertainment	444	11%	4%
Pharmacy	246	6%	6%
Fitness	213	6%	6%
Consumer Electronics	197	5%	4%
Home Improvement	173	4%	3%
Casual Dine	169	4%	3%
Convenience Store	167	4%	4%
Sporting Goods	118	3%	3%
Car Wash	40	1%	1%
Dollar Stores	40	1%	1%
Quick Service Restaurant	29	1%	1%
Grocery	—	0%	0%
Total	$3,920	100%	81%

TOP 10 TENANTS

Tenant	Credit Rating	% of Annualized Base Rent
Wells Fargo	A+	17%
Hilton Grand Vacations	BB+	14%
Hobby Lobby	N/A	11%
Walmart	AA	7%
Walgreens	BBB	5%
LA Fitness	CCC+	5%
Container Store	B-	4%
At Home	CCC+	4%
7-Eleven (1)	AA-	4%
Century Theater	BB-	3%
Total		74%

(1)	Cash rent has not yet commenced on the Georgetown, TX lease, although control of the property has been transferred to the tenant. Cash rent on this property is expected to commence following the completion of certain tenant improvements.

STATES

State		% of Annualized Base Rent
Florida		24%
Oregon		17%
North Carolina		11%
Georgia		8%
Michigan		7%
Massachusetts		6%
Texas		6%
Oklahoma		5%
Arizona		4%
Nevada		4%
Wisconsin		3%
Alabama		2%
Kentucky		2%
Virginia		1%
Total	14 States	100%

INDUSTRIES

Industry		% of Annualized Base Rent
General Merchandise		19%
Financial Services (Office)		17%
Hospitality (Office)		14%
Entertainment		10%
Grocery		7%
Convenience Store		5%
Pharmacy		5%
Fitness		5%
Consumer Electronics		4%
Home Improvement		4%
Casual Dine		4%
Sporting Goods		3%
Car Wash		1%
QSR		1%
Dollar Stores		1%
Total	15 Industries	100%

2nd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2020 tomorrow, Thursday, July 23, 2020, at 9:00 a.m. eastern time. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)	1-888-317-6003
International:	1-412-317-6061
Canada (Toll Free):	1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 7985573 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine200723.html

To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties (NYSE: PINE).

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

SAFE HARBOR

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-

looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally,  other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (”AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

ALPINE INCOME PROPERTY TRUST, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Revenues:
Lease Income	$4,590,400	$8,761,711
Total Revenues	4,590,400	8,761,711
Operating Expenses:
Real Estate Expenses	550,085	1,150,473
General and Administrative Expenses	1,132,011	2,415,801
Depreciation and Amortization	2,285,494	4,308,824
Total Operating Expenses	3,967,590	7,875,098
Net Income from Operations	622,810	886,613
Interest Expense	343,117	592,288
Net Income	279,693	294,325
Less: Net Income Attributable to Noncontrolling Interest	(39,455)	(41,418)
Net Income Attributable to Alpine Income Property Trust, Inc.	$240,238	$252,907

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.03	$0.03
Diluted	$0.03	$0.03
Weighted Average Number of Common Shares:
Basic	7,544,991	7,721,835
Diluted (1)	8,768,845	8,945,689

Dividends Declared and Paid	$0.20	$0.40

(1)	Includes 1,223,854 shares underlying OP units issued to CTO Realty Growth, Inc. in connection with our formation transactions.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Net Income	$279,693	$294,325
Depreciation and Amortization	2,285,494	4,308,824
Funds from Operations	2,565,187	4,603,149
Adjustments:
Straight-Line Rent Adjustment	(614,673)	(937,593)
COVID-19 Rent Deferrals	(624,693)	(624,693)
Non-Cash Compensation	68,045	134,867
Amortization of Deferred Loan Costs to Interest Expense	43,656	88,060
Amortization of Intangible Assets and Liabilities to Lease Income	(29,450)	(48,174)
Accretion of Tenant Contribution	(6,608)	(6,608)
Capital Expenditures	(33,302)	(33,302)
Adjusted Funds from Operations	$1,368,162	$3,175,706

FFO per diluted share	$0.29	$0.51
AFFO per diluted share	$0.16	$0.35

ALPINE INCOME PROPERTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	(Unaudited) June 30, 2020	December 31, 2019
ASSETS
Real Estate:
Land, at cost	$75,342,023	$54,386,511
Building and Improvements, at cost	113,863,124	74,070,181
Total Real Estate, at cost	189,205,147	128,456,692
Less, Accumulated Depreciation	(3,059,610)	(416,235)
Real Estate—Net	186,145,537	128,040,457
Assets Held for Sale	4,534,569	—
Cash and Cash Equivalents	1,227,059	12,341,978
Intangible Lease Assets—Net	32,455,027	22,357,633
Straight-Line Rent Adjustment	1,655,054	68,016
Deferred Expenses	—	577,272
Other Assets	1,284,568	787,317
Total Assets	$227,301,814	$164,172,673
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,119,952	$1,471,722
Prepaid Rent and Deferred Revenue	970,877	87,481
Intangible Lease Liabilities—Net	2,819,325	1,908,193
Long-Term Debt	69,507,464	—
Total Liabilities	75,417,618	3,467,396
Commitments and Contingencies
Equity:
Alpine Income Property Trust Inc. Stockholders’ Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 7,451,867 shares issued and outstanding as of June 30, 2020 and 7,902,737 shares issued and outstanding December 31, 2019	79,081	79,027
Additional Paid-in Capital	133,037,076	137,947,575
Accumulated Deficit	(3,802,680)	(497,508)
Accumulated Other Comprehensive Loss	(646,882)	—
Stockholders’ Equity	128,666,595	137,529,094
Noncontrolling Interest	23,217,601	23,176,183
Total Equity	151,884,196	160,705,277
Total Liabilities and Equity	$227,301,814	$164,172,673